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                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Storage Computer Corporation Form 8K/A of our report dated October 11, 2000 on the financial statements of CyberStorage Systems Corporation for the period ended August 31, 2000 and the year ended September 30, 1999.


/s/ Melanson, Heath & Company P.C.
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Melanson, Heath & Company, P.C.
Manchester, NH
November 27, 2000